UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 24, 2020
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491
__________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	BKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 8.01	Other Events

ITEM 9.01(d)	Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 8.01. Other Events

On March 24, 2020, The Buckle, Inc. (the "Company") issued a press release announcing that at its quarterly meeting of the Board of Directors, held on March 23,2020, the Board deferred making a decision on dividend payments until its next regularly scheduled Board meeting. As announced last week, Buckle temporarily closed all of its brick and mortar retail stores from March 18, 2020 through March 31, 2020 in response to the global COVID-19 pandemic. Given the uncertainty regarding the potential length and severity of the pandemic as well as the potential impact to the Company, the Board elected to defer the dividend decision to maintain the Company’s cash position and give it financial flexibility. As an additional measure, the Company also announced that both its Chairman and its President and Chief Executive Officer have elected to forgo their salary until such time as normal business operations resume. Similarly, the Company’s Board of Directors has elected to forgo their respective quarterly cash retainers for the current quarter.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Exhibits

Exhibit 99.1    Press Release Dated March 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: March 24, 2020	By:	/s/ THOMAS B. HEACOCK
Name: Thomas B. Heacock
Title: Senior Vice President of Finance,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated March 24, 2020